Exhibit 10(l)

AMENDMENT NO. 1 TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT
AMENDMENT NO. 1, dated as of February 24, 2016 (this “Amendment”), to the Third Amended and Restated Credit Agreement dated as of July 27, 2015 (the “Credit Agreement”) among UNITED STATES STEEL CORPORATION (the “Borrower”), the LENDERS party thereto (the “Lenders”), the LC ISSUING BANKS party thereto, JPMORGAN CHASE BANK, N.A., as Administrative Agent (the “Administrative Agent”) and Collateral Agent, J. P. Morgan Securities LLC, Barclays Bank PLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Bank, National Association, as Joint Lead Arrangers and Joint Bookrunners, Bank of America, N.A., Barclays Bank PLC and Wells Fargo Bank, National Association, as Co-Syndication Agents, The Bank of Nova Scotia and PNC Bank, National Association, as Co-Documentation Agents, and Citizens Bank of Pennsylvania, Credit Suisse AG, Goldman Sachs Bank USA, Morgan Stanley Senior Funding, Inc., Royal Bank of Canada and Suntrust Bank, as Senior Managing Agents.
The parties hereto agree as follows:
Section 1.Defined Terms; References. Unless otherwise specifically defined herein, each term used herein that is defined in the Credit Agreement has the meaning assigned to such term in the Credit Agreement. Each reference to “hereof”, “hereunder”, “herein” and “hereby” and each other similar reference and each reference to “this Agreement” and each other similar reference contained in the Credit Agreement shall, after the Amendment Effectiveness Date (as defined below), refer to the Credit Agreement as amended hereby. Each reference in any Loan Document to the Credit Agreement shall, after the Amendment Effectiveness Date, refer to the Credit Agreement as amended hereby.
SECTION 2. Amendments.
(a)    Section 1.01 of the Credit Agreement is amended by deleting the defined terms “Convertible Notes” and “Decreased Testing Condition” in their entirety.
(b)    Section 1.01 of the Credit Agreement is amended by adding the following defined terms in the appropriate alphabetical order:
““Additional Senior Secured Debt” means any Debt constituting obligations for borrowed money or obligations evidenced by bonds, debentures, notes or similar instruments, in each case to the extent incurred after February 24, 2016 and secured by Liens permitted to exist in reliance on Section 6.01(j).

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.
“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.
“EEA Financial Institution” means (a) any institution established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.
“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.”
(c)    The definition of “Defaulting Lender” contained in Section 1.01 of the Credit Agreement is amended by replacing clause (d) thereof in its entirety with the following:
“(d) other than via an Undisclosed Administration, has become the subject of a Bankruptcy Event or a Bail-In Action or has a Parent that has become the subject of a Bankruptcy Event or a Bail-In Action”
(d)    The definitions of “Consolidated Net Tangible Assets”, “Liquidity Condition”, “Senior Notes”, “Senior Notes Documents” and “Senior Notes

Event” contained in Section 1.01 of the Credit Agreement are amended and restated to read in their entirety, as applicable, as follows:
““Consolidated Net Tangible Assets” means, as of the time of determination, the aggregate amount of assets of the Borrower and its consolidated Subsidiaries after deducting (i) all goodwill, trade names, trademarks, service marks, patents, unamortized debt discount and expense and other intangible assets and (ii) all current liabilities, as reflected on the most recent consolidated balance sheet prepared by the Borrower in accordance with GAAP contained in an annual report on Form 10-K or a quarterly report on Form 10-Q timely filed or any amendment thereto (and not subsequently disclaimed as not being reliable by the Borrower) pursuant to the Exchange Act by the Borrower prior to the time as of which “Consolidated Net Tangible Assets” is being determined.
“Liquidity Condition” means that, on the date of determination, the Borrower has Liquidity of not less than the sum of (x) $500,000,000 and (y) the outstanding principal amount of the applicable Senior Notes, at least $300,000,000 of which Liquidity is comprised of Facility Availability.
“Senior Notes” means any of the 2017 Notes, the 2018 Notes, the 2020 Notes and any Additional Senior Secured Debt.
“Senior Notes Documents” means (i) the Indenture, dated as of May 21, 2007, between the Borrower and the Senior Notes Trustee, (ii) the First Supplemental Indenture, dated as of May 21, 2007, between the Borrower and the Senior Notes Trustee, (iii) the Second Supplemental Indenture, dated as of December 10, 2007, between the Borrower and the Senior Notes Trustee, (iv) the Fourth Supplemental Indenture, dated as of March 19, 2010, between the Borrower and the Senior Notes Trustee and (v) with respect to any Additional Senior Secured Debt, the indenture, supplemental indenture, credit agreement or similar instrument governing or otherwise establishing such Additional Senior Secured Debt.
“Senior Notes Event” means, with respect to any series of Senior Notes, any of the following: (a) the redemption, repayment, defeasance or other discharge, in full, of such series of Senior Notes (including, in each case, all accrued but unpaid interest, fees and other amounts in respect thereof) in accordance with the terms of the applicable Senior Notes Documents (other than with the proceeds of Debt); (b) the amendment to or other modification of such series of Senior Notes and the applicable Senior Notes Documents causing the stated maturity date of such series of Senior Notes to be extended to a date that is at least 91 days after the Stated Termination Date; and/or (c) the refinancing of such series of Senior Notes with Debt having a maturity date that is at least 91 days after the Stated Termination Date; provided that, in the case of clauses (b) and (c) of this definition, such series of Senior Notes as so amended, or any refinancing indebtedness in respect thereof, do not require (i) any amortization prior to the date that is 91 days after the Stated Termination Date or (ii) any mandatory prepayment or redemption at the option of the holders thereof (except for redemptions in respect of assets sales and changes in control) prior to the date that is 91 days after the Stated Termination Date.”
(e)    Article 3 of the Credit Agreement is amended by adding a new Section 3.17 thereto as follows:
“Section 3.17. EEA Financial Institutions. No Credit Party is an EEA Financial Institution.”
(f)    Section 6.01(j) of the Credit Agreement is amended and restated to read in its entirety as follows:
“(j)    Liens not otherwise permitted by the foregoing clauses of this Section 6.01 on assets (other than assets that either (i) constitute Collateral or (ii) are of the type that would constitute Collateral if the owner of such assets were a Subsidiary Guarantor and had satisfied the Collateral and Guarantee Requirement); provided that (x) the aggregate principal amount of Debt and other obligations secured thereby shall not exceed 15% of Consolidated Net Tangible Assets (determined at the time of incurrence) and (y) the holders of any Debt secured thereby (or the representative thereof) shall have entered into a customary collateral cooperation agreement with the Collateral Agent, reasonably satisfactory to the Collateral Agent, providing for customary access rights in connection with an enforcement of the Liens on the Collateral granted pursuant to the Loan Documents; and”
(g)    Paragraph (h) of Article 7 of the Credit Agreement is amended by deleting the proviso contained therein in its entirety.
(h)    Article 9 of the Credit Agreement is amended by adding a new Section 9.16 thereto as follows:
“Section 9.16. Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)    the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(b)    the effects of any Bail-In Action on any such liability, including, if applicable:
(i)    a reduction in full or in part or cancellation of any such liability;
(ii)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(iii)    the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.
SECTION 3. Representations of Borrower. The Borrower represents and warrants that (a) the representations and warranties of the Borrower set forth in Article 3 of the Credit Agreement (including after giving effect to this Amendment) are true on and as of the Amendment Effectiveness Date and (b) no Default has occurred and is continuing on and as of the Amendment Effectiveness Date.
SECTION 4. Authority of Collateral Agent. The Lenders party hereto, which constitute the Required Lenders, hereby authorize the Collateral Agent to enter into any collateral cooperation agreement contemplated by Section 6.01(j) of the Credit Agreement.
SECTION 5. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York.
SECTION 6. Counterparts. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.
SECTION 7. Effectiveness. This Amendment shall become effective on the date when the Administrative Agent shall have received from each of the Borrower and the Required Lenders a counterpart hereof signed by such party or facsimile or other written confirmation (in form satisfactory to the Administrative Agent) that such party has signed a counterpart hereof (such date, the “Amendment Effectiveness Date”).
SECTION 8. Ratification. Except as expressly amended hereby, the Credit Agreement and all documents, instruments and agreements related thereto, including, but not limited to the Security Documents, are hereby ratified and confirmed in all respects and shall continue in full force and effect.  This Amendment shall constitute a Loan Document.
IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first written.

UNITED STATES STEEL CORPORATION
By:	/s/ D. B. Burritt
	Name:	D. B. Burritt
	Title:	Executive Vice President and Chief Financial Officer

JPMORGAN CHASE BANK, N.A. as Administrative Agent, LC Issuing Bank, Collateral Agent and Lender
By:	/s/ Peter Predun
Peter Predun
Executive Director

Bank of America, N.A.
By:	/s/ Matthew Bourgeois
Name: Matthew Bourgeois
Title: Senior Vice President

BARCLAYS BANK PLC
By:	/s/ Vanessa A. Kurbatskiy
Name: Vanessa A. Kurbatskiy
Title: Vice President

BMO Harris Bank, N.A.
By:	/s/ Quinn Heiden
Name: Quinn Heiden
Title: Director

If a second signature is required:

By:
Name:
Title:

Citibank, N.A.
By:	/s/ Brendan Mackay
Name: Brendan Mackay
Title: Vice President and Director

CITIZENS BANK OF PENNSYLVANIA
By:	/s/ Jeffrey P. Mills
Name: Jeffrey P. Mills
Title: Vice President

Commerzbank AG New York Branch
By:	/s/ Barbara Stacks
Name: Barbara Stacks
Title: Vice President

By:	/s/ Anne Culver
Name: Anne Culver
Title: Assistant Vice President

Credit Suisse AG, Cayman Islands Branch
By:	/s/ Mikhail Faybusovich
Name: Mikhail Faybusovich
Title: Authorized Signatory

If a second signature is required:

By:	/s/ Gregory Fantoni
Name: Gregory Fantoni
Title: Authorized Signatory

GOLDMAN SACHS BANK USA
By:	/s/ Jerry Li
Name: Jerry Li
Title: Authorized Signatory

If a second signature is required:

By:
Name:
Title:

MORGAN STANLEY BANK, N.A.
By:	/s/Dmitriy Barskiy
Name: Dmitriy Barskiy
Title: Authorized Signatory

PNC Bank, National Association
By:	/s/Mahir J. Desai
Name: Mahir J. Desai
Title: Assistant Vice President

ROYAL BANK OF CANADA
By:	/s/ Andrew Chaykoski
Name: Andrew Chaykoski
Title: Attorney in Fact

By:	/s/ Marcelle Fernandes
Name: Marcelle Fernandes
Title: Attorney in Fact

SunTrust Bank
By:	/s/ Brian O’Fallon
Name: Brian O’ Fallon
Title: Director

If a second signature is required:

By:
Name:
Title:

THE BANK OF NEW YORK MELLON
By:	/s/ William M. Feathers
Name: William M. Feathers
Title: Vice President

If a second signature is required:

By:
Name:
Title:

THE BANK OF NOVA SCOTIA
By:	/s/ Kim Snyder
Name: Kim Snyder
Title: Director

If a second signature is required:

By:
Name:
Title:

LENDER: The Huntington National Bank, a national banking association
By:	/s/ Diana L. Guzze
Name: Diana L. Guzze
Title: Vice President

THE NORTHERN TRUST COMPANY
By:	/s/ Andrew Holtz
Name: Andrew Holtz
Title: Senior Vice President

Wells Fargo Bank, N.A.
By:	/s/ John Nocita
Name: John Nocita
Title: Senior Vice President